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                                  Exhibit 23.3

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RP FINANCIAL, LC.
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Financial Services Industry Consultants





                                                May 12, 2005




Board of Directors
Colonial Bankshares, MHC
Colonial Bankshares, Inc.
Colonial Bank, FSB
85 West Broad Street
Bridgeton, New Jersey  08302-2420

Members of the Boards of Directors:

     We hereby consent to the use of our firm's name in the application for a minority stock issuance on Form MHC-2, any amendments thereto, and in the Registration Statement on Form SB-2, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Colonial Bankshares, Inc.

                                                Sincerely,


                                                /s/ RP FINANCIAL, LC.

                                                RP(R) FINANCIAL, LC.








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